UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2004

LEAP WIRELESS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-29752	33-0811062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10307 Pacific Center Court, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 882-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

On October 27, 2004, Cricket Communications, Inc., a wholly-owned subsidiary of Leap Wireless International, Inc. (collectively, the “Company”), entered into a letter agreement with Manford Leonard, the Company’s Vice President and Controller (the “Agreement”). The Company and Mr. Leonard began negotiating the Agreement after Mr. Leonard indicated in August 2004 that he was considering resigning as an officer and employee. Pursuant to the Agreement, Mr. Leonard will continue as the Company’s Vice President and Controller until the later of November 15, 2004 and the date on which the Company files its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (the “Third Quarter Form 10-Q”). For his continued employment, in addition to his regular compensation and benefits paid through his termination of employment, the Company agreed to pay Mr. Leonard $25,000 promptly after his of execution of the Agreement and an additional sum of $25,000 plus $10,000 for each two-week period (or portion thereof), if any, from November 16, 2004 through the date the Company files its Third Quarter Form 10-Q, less required tax withholdings. After Mr. Leonard’s employment with the Company terminates, Mr. Leonard will continue with the Company as an independent consultant for a period of twenty weeks, provided that Mr. Leonard satisfies the conditions in the Agreement. The Company will pay Mr. Leonard $2,500 per week for up to 20 hours of his consulting services per calendar week, plus $150 per hour for each hour of his services in excess of 20 hours per calendar week. In addition, the Company will pay Mr. Leonard a one-time severance payment equal to four months of Mr. Leonard’s base salary as in effect on October 26, 2004 and will pay for continued health care coverage for Mr. Leonard and his dependents for a period of five months after Mr. Leonard’s termination of employment.

The Company also entered into separate indemnification agreements with Mr. Leonard and Al Moschner, the Company’s Senior Vice President, Marketing, on October 27, 2004 and November 1, 2004, respectively. The indemnification agreements are substantially similar to the indemnification agreements that the Company has entered into with its other offices and directors, provide for indemnification of Mr. Leonard and Mr. Moschner by the Company to the fullest extent permitted under the non-exclusivity provisions of the Delaware General Corporation Law and the Company’s bylaws.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: November 2, 2004
	By:	/s/ S. Douglas Hutcheson
S. Douglas Hutcheson
Chief Financial Officer